UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2010
ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-6428	88-0105586

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4215 Fashion Square Blvd. Suite 3 Saginaw, Michigan	48603

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 799-8720
ASI Technology Corporation
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Certifying Accountant
On July 22, 2010, the Board of Directors of Robertson Global Health Solutions Corporation (formerly ASI Technology Corporation) (the “Company”) retained Silberstein Ungar, PLLC, Certified Public Accountants (“SU”) as its independent registered public accountant. Also as of July 22, 2010, the Company’s Board of Directors dismissed Piercy Bowler Taylor & Kern, Certified Public Accountants (PBTK) as its independent registered public accountant.
The report of PBTK on the Company’s consolidated financial statements for the year ended September 30, 2009 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope, or accounting principles. However, the 2009 report did raise substantial doubt as to the ability of the Company to continue as a going concern. The report of PBTK on the Company’s consolidated financial statements for the year ended September 30, 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s two most recent fiscal years ended September 30, 2009 and 2008, and the subsequent interim period preceding the dismissal of PBTK, there were no disagreements with PBTK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PBTK’s satisfaction, would have caused it to make reference to the subject matter of any disagreement in connection with its reports.
The Company provided PBTK with a copy of the foregoing disclosures and requested that PBTK furnish the Company with a letter addressed to the Securities and Exchange Commission noting its agreement with the statements provided above. Attached as Exhibit 16.1 is a copy of such letter.
For the years ended September 30, 2009 and 2008, and the subsequent interim period between October 1, 2009 and July 22, 2010, the date SU was retained, neither the Company nor anyone acting on the Company’s behalf consulted SU with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Jerry E. Polis as a Director
On July 22, 2010, the Company accepted the resignation of Jerry E. Polis as a director of the Company. Mr. Polis tendered his resignation to allow himself to pursue other business opportunities and not due to any disagreement with the Company regarding its operations, policies or practices.

Appointment of Peter Perkinson as a Director
On July 22, 2010, the Board of Directors of the Company appointed Peter Perkinson as a director to fill the vacancy created by Mr. Polis’s resignation. Biographical information for Mr. Perkinson is provided immediately below:
Peter Perkinson, 66, has been an investor in and a consultant to real estate and business projects since retiring as Executive Vice President and CFO of Van Camp Seafood in 1991. Since 2006 he has also been an investor and consultant to NxOpinion, LLC (now Robertson Health Services, Inc., a wholly-owned subsidiary of the Company). Mr. Perkinson has over 13 years of experience in senior financial management positions both in the U.S. and abroad, including positions as Senior Vice-President and Chief Financial Officer, primarily in consumer products related companies. Past employers include Procter & Gamble, Tambrands and Chicken of the Sea (Van Camp Seafood).
Related Party Transactions between the Company and Mr. Perkinson
Robertson Health Services, Inc. (“RHS”), a wholly-owned subsidiary of the Company, is the obligor on three promissory notes in the principal amount of $147,350 owed to Mr. Perkinson (the “Perkinson Notes”). As previously disclosed, the Company acquired NxOpinion, LLC (“NxOpinion”) on May 28, 2010 (the “Acquisition”). All three of the Perkinson Notes were issued by RHS on May 28, 2010, in connection with liabilities assumed by the Company in the Acquisition and are unsecured. Additional material terms of the Perkinson Notes are described below:
Note 1: RHS issued an amended and restated promissory note in the principal amount of $25,000 to Mr. Perkinson (“Note 1”). Note 1 replaced a promissory note of the same principal amount originally issued by NxOpinion to Mr. Perkinson on March 7, 2007, in connection with a working capital loan of $25,000 made by Mr. Perkinson to NxOpinion.
Note 2: RHS issued an amended and restated promissory note in the principal amount of $17,500 to Mr. Perkinson (“Note 2”). Note 2 replaced a promissory note of the same principal amount originally issued by NxOpinion to Mr. Perkinson on March 19, 2007, in connection with a working capital loan of $17,500 made by Mr. Perkinson to NxOpinion.
Notes 1 and 2 each bear interest at a rate of 10% per annum from their dates of origination (March 7, 2007 and March 19, 2007, respectively) and are payable at maturity on June 20, 2011. No payments of principal or interest have been made to date under either Note 1 or Note 2.
Note 3: RHS issued a promissory note in the principal amount of $104,850 (“Note 3”) to Mr. Perkinson in satisfaction of NxOpinion’s obligation to pay Mr. Perkinson consulting fees totaling the same amount for management consulting services that Mr. Perkinson rendered to NxOpinion prior to the Acquisition. Note 3 accrues interest at 5% per annum with principal and interest due at maturity on June 30, 2011. No payments of principal or interest have been made to date under Note 3.

Additionally, as a further inducement for Mr. Perkinson to accept Note 3, the Company issued warrants (the “Warrants”) to Mr. Perkinson for shares of common stock of the Company on an aggregate basis of 132,615 pre-Reverse Split (8,841 post-Reverse Split) common shares exercisable at $0.16667 per share on a pre-Reverse Split basis ($2.50 per share on a post-Reverse Split basis) for three years.1 The Warrants contain a cashless exercise provision and are restricted securities.
Item 5.03 Amendment to Articles of Incorporation or Bylaws
In accordance with the Company’s Definitive Information Statement (Schedule 14C) filed on July 1, 2010, the Company filed an amendment to its Amended and Restated Articles of Incorporation to change its name from “ASI Technology Corporation” to “Robertson Global Health Solutions Corporation” on July 27, 2010. A copy of the amendment is attached as Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are included with this Current Report on Form 8-K.

Exhibit 3.1	Amendment to Amended and Restated Articles of Incorporation

Exhibit 16.1	Letter regarding change in Certifying Accountant

[1]
The Company filed a Certificate of Change pursuant to Nevada Revised Statutes 78.209 (the “Certificate”) on or about June 4, 2010 to effectuate a reverse stock split (the “Reverse Split”) under Nevada law. Before the Reverse Split becomes effective on the OTCBB, it must also be approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company has commenced the process of obtaining FINRA approval. Upon the approval of the Reverse Split by FINRA, each 15 shares of common stock outstanding prior to the Reverse Split will be converted into one share of common stock and all options, warrants, convertible notes and any other similar instruments convertible into shares of common stock will be proportionally adjusted. To the extent any fractional shares of common stock result from the Reverse Split, the Company will pay to the holders thereof the fair market value of such fractional shares as determined based upon the trading price of the Company’s common stock on the OTCBB as of the close of trading on the date the Reverse Split is approved by FINRA.

SIGNATURES
In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robertson Global Health Solutions Corporation
Dated: July 28, 2010	By:	/s/ Melissa A. Seeger
		Name:	Melissa A. Seeger
		Title:	Treasurer

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